EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-17031, 333-17055, 333-17405, 333-89219, 333-93593, 333-34826 and 333-38444 on Form S-8 and Nos. 333-24685 and 333-43071 on Form S-3 of Rockwell Automation, Inc. (formerly Rockwell International Corporation) of our report dated November 6, 2002, appearing in this Annual Report on Form 10-K of Rockwell Automation, Inc. for the year ended September 30, 2002.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
November 25, 2002